Exhibit 10.2

CLECO CORPORATION
2014 RECOVERY AGREEMENT
PAY FOR PERFORMANCE PLAN

In consideration and as a condition of the 2014 payment of a portion of your award under the Cleco Corporation (the “Company”) Pay For Performance Plan (the “PFP Plan”) for the Company’s fiscal year ended December 31, 2014 (the “PFP Award”):

a.    If the level of attainment of the Company Goals applicable to the determination of the PFP Award, as determined in 2015 on the basis of the actual financial statements for the Company’s 2014 fiscal year, is less than the level of attainment used to determine the amount of the 2014 payment with respect to the PFP Award (resulting in an “Excess Payment”), the Company shall take such action as it deems necessary or appropriate to recover the Excess Payment, which may include, but shall not be limited to: (i) an offset of amounts otherwise payable to the Undersigned, whether under the PFP Plan, in the form of base compensation or otherwise; or (ii) a return by the Undersigned of the principal amount of the Excess Payment, promptly upon notice by the Company.

b.    In the event the Company reasonably determines that an Excess Payment has been made, the Company shall notify the Undersigned, including notification of the amount of the Excess Payment, the basis for the Company’s determination of the excess, and the manner in which the Excess Payment shall be recovered (the “Excess Notice”). If the Undersigned disputes the determination of the Excess Payment, he/she shall notify the Company, in writing, no later than two business days following receipt of the Excess Notice. If the Undersigned fails to so notify the Company, upon the lapse of such two-day period, the Company’s determination shall be deemed final and binding, and the Undersigned shall be deemed to have agreed to the recovery of the Excess Payment as provided herein.

c.    The Undersigned further agrees to execute and promptly deliver to the Company such additional documents as the Company may reasonably require to recover any Excess Payment hereunder.

Acknowledged and agreed this ____ day of December, 2014:

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